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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                (AMENDMENT NO. 1)

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): JUNE 25, 2007

                                MICROISLET, INC.

               (Exact Name of Registrant as Specified in Charter)

            Nevada                     001-32202                88-0408274
 ----------------------------   ------------------------    -------------------
 (State or Other Jurisdiction   (Commission File Number)       (IRS Employer
      of Incorporation)                                     Identification No.)

         6370 Nancy Ridge Drive, Suite 112                      92121
               San Diego, California                         ----------
     ----------------------------------------                 Zip Code
     (Address of Principal Executive Offices)

                                 (858) 657-0287
                 -----------------------------------------------
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE: THIS AMENDMENT ON FORM 8-K/A IS FILED TO REFLECT THE
APPOINTMENT ON JUNE 28, 2007 OF RONALD KATZ AS CHAIRMAN OF THE BOARD, MR. KATZ'S APPOINTMENT TO EACH OF OUR AUDIT COMMITTEE, COMPENSATION COMMITTEE AND NOMINATING AND GOVERNANCE COMMITTEE, AND THE INITIAL COMPENSATION TERMS FOR MICHAEL J. ANDREWS AND JONATHAN R. T. LAKEY, PH.D.

ITEM 5.02.  DEPARTURE OF DIRECTORS; ELECTION OF DIRECTORS

Pursuant to the terms of a securities purchase agreement we entered into on June 20, 2007 with selected accredited investors and at the request of the purchasers purchasing a majority of shares we sold under the agreement, whom we refer to as the majority purchasers, James R. Gavin III, M.D., Ph.D., John J. Hagenbuch, Myron A. Wick III and Bertram E. Walls, M.D. resigned from our board of directors and each committee on which he served effective on June 25, 2007.

Pursuant to terms of the same agreement and the request of the majority purchasers, on June 25, 2007, Robert W. Anderson, M.D. and Steven T. Frankel, the two remaining directors on our board, elected Ronald Katz, Keith B. Hoffman, Ph.D., Jonathan R. T. Lakey, Ph.D., M.S.M., and Michael J. Andrews to fill the four vacancies on our board.

Ronald Katz was appointed on June 28, 2007 as Chairman of the Board, and also appointed to serve on our audit committee, compensation committee and nominating and governance committee, filling the vacancies on those committees from the resignation of Dr. Walls.

On June 28, 2007, Michael J. Andrews was appointed to be our Chief Executive Officer effective upon Dr. Gavin's resignation. Mr. Andrews's annual base compensation will be $180,000 and he will be granted a stock option under our 2005 Equity Incentive Plan to purchase 200,000 shares, vesting as to 25% of the shares upon grant and an additional 25% of the shares on each of July 1, 2008, 2009 and 2010, subject to continuing service. The option will have an exercise price equal to the fair market value on the date of grant, which will be two business days after public announcement of his appointment.

On June 28, 2007, Jonathan R. T. Lakey, Ph.D., M.S.M. was appointed to be our President effective upon Dr. Gavin's resignation and Dr. Lakey's receipt of a U.S. visa. Dr. Lakey will also commence service as Chief Scientific Officer on such effective date. Dr. Lakey's annual base compensation will be $250,000 and he will be granted a stock option under our 2005 Equity Incentive Plan to purchase 400,000 shares, vesting as to 25% of the shares upon grant and an additional 25% of the shares on each of July 1, 2008, 2009 and 2010, subject to continuing service. The option will have an exercise price equal to the fair market value on the date of grant, which will be two business days after public announcement of his appointment.

ITEM 7.01.  REGULATION FD DISCLOSURE.

We issued a press release on June 26, 2007 announcing the departure and election of directors described in Item 5.02 above and the appointment of Dr. Lakey as our Chief Scientific Officer. A copy of the press release is attached hereto as
Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this
Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as expressly set forth by specific reference in such a filing.


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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (d)      Exhibits

         99.1     Press release*

*Previously filed.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2007                      MICROISLET, INC.


                                        By: /s/ Kevin A. Hainley
                                           -------------------------------
                                           Kevin A. Hainley
                                           Interim Chief Financial Officer



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